                                                                   EXHIBIT 10.25


                             CONTRIBUTION AGREEMENT

         This Contribution Agreement, dated as of July ___, 1996 (this "Agreement"), is entered into by and between The Houston Exploration Company, a Delaware corporation ("Houex"), and James G. Floyd, a resident of the State of Texas ("Floyd") whose is married to Glenna S. Floyd.

                                R E C I T A L S:

                 WHEREAS, Houex (formerly known as Brooklyn Union Exploration Company, Inc.) and Floyd are parties to that certain Conveyance of After Program Payout Working Interests dated January 13, 1994 (the "Conveyance Agreement") whereby Houex assigned to Floyd an undivided six and three-fourths percent (6.75%) working interest in Houex's interest in certain leases described on Exhibit A attached hereto (the "Leases") which are part of the 1993 Program (as defined in the Conveyance Agreement) (the "Conveyed Interests");

                 WHEREAS, Houex intends to offer and sell shares of its Common Stock, $0.01 par value (the "Stock"), in a registered initial public offering (the "Offering");

                 WHEREAS, Floyd desires to convey, and Houex desires to accept, all of the Conveyed Interests in exchange for shares of restricted Stock, upon the terms and subject to the conditions set forth below; and

                 WHEREAS, the parties expect the contribution of properties by Floyd hereunder in exchange for stock shall be treated for federal income tax purposes as a non-taxable contribution under Section 351 of the Internal Revenue Code of 1986, as amended (the "Code").

                               A G R E E M E N T:

         NOW, THEREFORE, in consideration of the premises and covenants contained herein, Seller and Floyd agree as follows:

         1. Subscription. Upon execution of this Agreement and the compliance by the parties hereto with the applicable terms and conditions hereof (a) Houex shall (i) issue and deliver one or more certificates registered in the name of Floyd, containing the legend referred to below, which certificate(s) shall collectively represent the number of shares of Stock which, based upon the initial offering price in the Offering, have a value of TWO MILLION TWO HUNDRED FIFTY THOUSAND AND NO/100 Dollars ($2,250,000.00) (such certificates(s) referred to herein collectively as the "Certificate") and (b) in consideration for the issuance to Floyd of the shares of the Stock, Floyd shall contribute, assign and deliver to Houex all of the Conveyed Interests and all other rights of Floyd with respect to the Leases described in Exhibit A attached hereto or any other rights with respect to the 1993 Program. Each Certificate shall bear the following legend:

         "No sale, offer to sell, transfer or other disposition of the shares represented by this certificate shall be made unless a Registration Statement under the Securities Act of 1933, as amended (the "Act"), with respect to such shares is then in effect or unless the holder obtains an opinion of counsel in form and substance reasonably acceptable to the Corporation that such disposition is exempt from registration under the Act or any applicable state "Blue Sky" law. The Corporation will furnish to any stockholder, upon request and without charge a full statement of the designation, preferences, limitations and relative rights of the shares of each class of shares authorized to be issued by the Corporation."

         2. Assignment of Conveyed Interests. Floyd hereby grants, bargains, sells, conveys and assigns to Houex, effective upon closing of the Offering, all of his right, title and interest in and to the Conveyed Interests and any and all other interests related to the 1993 Program which were previously conveyed to Floyd under the Conveyance Agreement.

         3. Assumption of Liabilities. Houex hereby assumes and agrees to satisfy all obligations under the Leases related to the Conveyed Interests.

         4. Representations and Warranties of the Houex. Houex represents and warrants to and agrees with Floyd as follows:

                 (a) Houex is a corporation duly organized and validly existing under the laws of the State of Delaware.

                 (b) The shares of Stock to be issued as provided herein have been duly authorized and, when issued and paid for as provided herein, will be validly issued, fully paid and non-assessable.

                 (c) Houex has the full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. Houex has taken all corporate action necessary or appropriate for it to authorize the execution, delivery and performance of this Agreement. This Agreement constitutes a legal, valid and binding obligation of Houex, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and by general principles of equity.

                 (d) The execution, delivery and performance by Houex of this Agreement are within Houex's corporate powers, have been duly authorized by all necessary corporate action of Houex, require, in respect of Houex, no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of law or regulation applicable to Houex or under the Charter or Bylaws of Houex or any judgment, injunction, order, decree or material agreement binding upon Houex or result in the creation or imposition of any lien, security interest or other charge or encumbrance on any asset of Houex.

         5. Representations and Warranties of the Floyd. Floyd represents and warrants to and agrees with Houex as follows:

                 (a) Floyd has full power and authority to execute and deliver this Agreement and to perform his obligations hereunder. This Agreement constitutes a legal, valid and binding obligation of Floyd, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and by general principles of equity.

                 (b) The execution, delivery and performance by Floyd of this Agreement require, in respect of Floyd, no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of law or regulation applicable to Floyd or result in the creation or imposition of any lien, security interest or other charge or encumbrance on the Conveyed Interests.

                 (c) Floyd (i) understands that upon issuance, the shares of Stock to be issued to Floyd will not be registered under the Act, or under any state securities laws, and such shares are being offered and sold in reliance upon federal and state exemptions, (ii) is a sophisticated investor with knowledge and experience in business and financial matters, and (iii) is the President and Chief Executive Officer of Houex and has access to information concerning Houex necessary or desirable in order to evaluate the merits and the risks inherent in holding the Stock.

         6. Other Interests Not Affected. Houex acknowledges that Floyd may have, and this Agreement shall not affect, (i) other net profit or overriding royalty interests with respect the Leases obtained by virtue of Floyd's employment with Houex and (ii) after program payout working interests for years other than 1993.

         7. Further Assurances. Floyd agrees to execute and deliver such other and further instruments and will use his best efforts to do such other and further acts as in the reasonable opinion of the Houex may be necessary or desirable to carry out more effectually the purposes of this instrument, including, without limiting the generality of the foregoing, (a) prompt correction of any defect which may hereafter be discovered in the title to or description of the assigned interests or any part thereof or in the execution and acknowledgment of this instrument or other document executed in connection herewith, (b) prompt execution and delivery of all division or transfer orders which in the opinion of Houex are needed to transfer effectively to Houex the proceeds of production from the Conveyed Interests and (c) obtain any necessary governmental approvals.

         8. Tax Free Contribution. The parties hereto agree that the contribution of the Conveyed Interests by Floyd shall be treated as a tax free contribution in exchange for stock under Section 351 of the Code.

         9.      Miscellaneous.

                 9.1. Notices. Any notice, request, instruction, correspondence or other document to be given hereunder by any party to another (herein collectively called "Notice") shall be in writing and delivered personally or mailed by certified mail, postage prepaid and return receipt requested, or by telegram or telecopier, as follows:

                 If to Houex to:

                          The Houston Exploration Company
                          1331 Lamar, Suite 1065
                          Houston, Texas  77010
                          Attention:  James F. Westmoreland

                 If to Floyd to:

                          Mr. James G. Floyd
                          1331 Lamar, Suite 1065
                          Houston, Texas  77010


Notice given by personal delivery or mail shall be effective upon actual receipt. Notice given by telegram or telecopier shall be effective upon actual receipt if received during the recipient's normal business hours, or at the beginning of the recipient's next business day after receipt if not received during the recipient's normal business hours. All Notices by telegram or telecopier shall be confirmed promptly after transmission in writing by certified mail or personal delivery. Any party may change any address to which Notice is to be given to it by giving notice as provided above of such change of address.

                 9.2. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

                 9.3. Headings. The section headings herein are for convenience only and shall not affect the construction hereof.

                 9.4. No Assignment. The rights and obligations of the parties hereunder may not be assigned without the prior written consent of the other party.

                 9.5. No Third Party Beneficiaries. Each party hereto intends that this Agreement shall not benefit or create any right or cause of action in or on behalf of any party other than the parties hereto.

                 9.6. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement, or the application thereof to any person or under any circumstances, shall be invalid or unenforceable to any extent under applicable law, and the extent of such invalidity or unenforceability does not destroy the basis for the bargain between the parties as expressed herein, then such provision shall be deemed severed from this Agreement with respect to such person or such circumstance, without invalidating the remainder of this Agreement or the application of such provision to other persons or circumstances, and a new provision shall be deemed substituted in lieu of the provision so severed which new provision shall, to the extent possible, accomplish the intent of the parties hereto as evidenced by the provision so severed.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first written above.



                                        THE HOUSTON EXPLORATION COMPANY


                                        By:
                                           -----------------------------------
                                        Name:
                                             ---------------------------------
                                        Title:
                                              --------------------------------



                                        --------------------------------------
                                        James G. Floyd, Individually



                                        --------------------------------------
                                        Glenna S. Floyd, Individually

                                   EXHIBIT A

See Attachments A-1, A-2, A-3 and A-4 attached hereto.